UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________________
FORM 8-K
 ___________________________________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2019
 WASHINGTON REAL ESTATE
INVESTMENT TRUST
(Exact name of registrant as specified in its charter)

MARYLAND	001-06622	53-0261100
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1775 EYE STREET, NW, SUITE 1000, WASHINGTON, DC 20006
(Address of principal executive office) (Zip code)
Registrant’s telephone number, including area code: (202) 774-3200
___________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Beneficial Interest	WRE	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 26, 2019, WashREIT Bradlee Shopping Center LLC, WashREIT Shoppes at Foxchase LLC, WRIT Gateway Overlook LLC, WRIT Only Village Center LLC, and WashREIT Wheaton Park Shopping Center LLC, each a Delaware limited liability company and subsidiary of Washington Real Estate Investment Trust (each individually, a “Seller,” and collectively, the “Sellers”) entered into a Purchase and Sale Agreement (the “Agreement”), with Global Retail Investors, LLC, a Delaware limited liability company (the “Buyer”), to sell a portfolio of five retail assets (the “Retail Portfolio”) for a contract purchase price of $485.25 million. The aggregate deposit amount is approximately $15.0 million.

The five assets in the Retail Portfolio are as follows:

1.	Bradlee Shopping Center - 3600 King Street, Alexandria, Virginia 22302

2.	Shoppes at Foxchase - 4500-4600 Duke Street, Alexandria, Virginia 22304

3.	Gateway Overlook - Little Patuxent Pkwy/Rte 175 & Waterloo Rd/Rte 108, Columbia, Maryland 21075

4.	Olney Village Shopping Center - 18100 - 18330 Village Center Drive, Olney, Maryland 20832

5.	Wheaton Park Shopping Center - Georgia Avenue and Shorefield Road, Wheaton, Maryland 20902

Under the terms of the Agreement, the Company expects to close the sale of the Retail Portfolio in mid-July, 2019. The Agreement is subject to closing conditions and other terms and conditions customary for real estate transactions. The disposition of the Retail Portfolio is expected to be effected through qualified intermediaries to accommodate a possible tax-deferred exchange pursuant to the provisions of Section 1031 of the Internal Revenue Code of 1986, as amended.

The Agreement contains representations and warranties the parties thereto made to and solely for the benefit of each other, and such representations and warranties should not be relied upon by any other person. The assertions embodied in those representations and warranties were made solely for the purposes of the Agreement and are subject to important qualifications and limitations agreed to by and between the Buyer and the Sellers in connection with negotiating the Agreement. Accordingly, security holders should not rely on the representations and warranties as accurate or complete or characterizations of the actual state of facts as of any specified date because such representations and warranties are modified in important part by the underlying disclosure schedules, are subject to a contractual standard of materiality different from that generally applicable to security holders and were used only for the purposes of conducting certain limited due diligence inquiries and allocating risks and not for establishing all material facts with respect to the matters addressed.

Item 7.01 Regulation FD Disclosure.

A press release issued by the Company on June 26, 2019 regarding the contracts to sell a total of eight retail assets, including the Retail Portfolio, and updating 2019 earnings guidance, is attached as Exhibit 99.1. This information is being furnished pursuant to Item 7.01 of Form 8-K. This information is not deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 and is not incorporated by reference into any Securities Act registration statements.

On June 26, 2019, the Company posted an Investor Presentation entitled 2019 Strategic Capital Allocation Plan to its website at www.washreit.com on the “Investor” page. A copy of the Investor Presentation is attached as Exhibit 99.2. This information is being furnished pursuant to Item 7.01 of Form 8-K. This information is not deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 and is not incorporated by reference into any Securities Act registration statements.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

The following exhibits are furnished with this report on Form 8-K:

Exhibit No.	Description

99.1	Press release issued June 26, 2019
99.2	2019 Strategic Capital Allocation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON REAL ESTATE INVESTMENT TRUST
(Registrant)

	By:	/s/ W. Drew Hammond
(Signature)

W. Drew Hammond
Vice President, Chief Accounting Officer

June 26, 2019
(Date)